Exhibit 10.151

TERMINATION AGREEMENT

BETWEEN

BIOVEST INTERNATIONAL, INC.

AND

ACCENTIA BIOPHARMACEUTICALS, INC.

This Termination Agreement (this “Termination Agreement”) effective as of October 31, 2006, by and between BIOVEST INTERNATIONAL, INC., a Delaware corporation (“BIOVEST”) and ACCENTIA BIOPHARMACEUTICALS, INC., f/k/a Accentia, Inc., a Florida corporation, (“ACCENTIA”) (collectively the “Parties”).

WITNESSETH:

Whereas, BIOVEST and ACCENTIA entered in to an Agreement dated June 16, 2003 a copy of which is attached as Exhibit A (the “First Right of Refusal Agreement”);

Whereas, ACCENTIA has on a number of occasions at the request of BIOVEST waived its right to exercise its right to acquire stock under the First Right of Refusal Agreement; and

Whereas, BIOVEST and ACCENTIA wish to terminate the First Right of Refusal Agreement effective immediately by entering into this Termination Agreement; and

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

As used herein, capitalized terms shall have the following meanings:

1.1 “Affiliate,” with respect to any Party, shall mean any person or entity controlling, controlled by, or under common control with such Party. For these purposes, “control” shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a person or entity.

1.2 “First Right of Refusal Agreement” shall mean the Agreement dated June 16, 2003 by and between ACCENTIA and BIOVEST, a copy of which is attached as Exhibit A.

1.3 “Effective Date” shall mean the later of the date first written above.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

2.2 Representations and Warranties of BIOVEST. BIOVEST hereby represents and warrants that:

(a) The shares of BIOVEST common stock issued in payment of the Purchase Price shall upon delivery hereunder be fully paid and non-assessable.

ARTICLE 3 – TERMINATION OF THE FIRST RIGHT OF REFUSAL AGREEMENT

3.1 Termination of the First Right Of Refusal Agreement. On the Effective Date, the First Right Of Refusal Agreement shall be terminated and of no continuing effect (“Termination of the First Right of Refusal Agreement”).

3.2 Purchase Price for Termination of the First Right of Refusal Agreement. The purchase price for the Termination of the First Right of Refusal Agreement is Five Million Five Hundred Thousand Dollars ($5,500,000) (the “Purchase Price”). The Purchase Price shall be paid by BIOVEST delivering to ACCENTIA at Closing Five Million (5,000,000) shares of BIOVEST fully paid and non-assessable common stock, $0.01 par value, valued at $1.10 per share.

ARTICLE 4 -

MISCELLANEOUS PROVISIONS

4.1 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

4.2 Public Announcements. Except as required by law, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other which shall not be unreasonably withheld. In the event of a required public announcement, the Party making such announcement shall provide the other with a copy of the proposed text prior to such announcement.

4.3 Notices. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally, (b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Date of service of such notice shall be: (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

(a)	If to BIOVEST, addressed to:

Steve Arikian, M.D.

CEO and President

Biovest International, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

(b)	If to ACCENTIA, addressed to:

Frank O’Donnell, M.D.

Accentia Biopharmaceuticals, Inc.

Suite 350

324 South Hyde Park Ave.

Tampa, Florida, 33606

4.4 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. This Agreement may be executed in a series of counterparts, all of which, when taken together, shall constitute one and the same instrument.

4.5 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

4.6 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

4.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

4.8 Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

4.9 Waiver of Potential Conflicts of Interest. BIOVEST and ACCENTIA hereby acknowledge that ACCENTIA owns more than a majority of the outstanding capital stock of BIOVEST, and that certain directors, officers and employees of BIOVEST also have positions as officers, directors or employees of ACCENTIA. In light of the potential conflicts of interest resulting from the interrelationship of the parties, BIOVEST has committed to submit this Termination Agreement and the potential conflicts of interest arising there from to the BIOVEST Audit Committee. All members of the BIOVEST Audit Committee are independent from any relationship with ACCENTIA. Further, BIOVEST has committed that the BIOVEST Audit Committee shall engage independent legal counsel and ACCENTIA has also committed that it shall engage independent legal counsel because the general counsel and entire legal staff used by both BIOVEST and ACCENTIA are shared resources by BIOVEST and ACCENTIA. The role of general counsel and in-house legal staff of BIOVEST and ACCENTIA shall be limited to initial drafting and to supporting independent legal counsel. BIOVEST further represents that this Termination Agreement shall not be submitted to the full Board of Directors of BIOVEST unless the Termination Agreement has been recommended by the BIOVEST Audit Committee. BIOVEST, following the recommendation of its Audit Committee and with the approval of its Board of Directors, by executing this Termination Agreement shall be deemed to expressly acknowledge and waive the potential conflicts of interest associated with this Termination Agreement. By execution of the Termination Agreement the parties acknowledge to each other that each party has taken all reasonable and necessary steps to assure that all potential conflicts of interest have been fully disclosed, addressed, and fairly and completely resolved or waived.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steve Arikian
	Name:	Steve Arikian, M.D.
	Title:	CEO and President

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Frank O’Donnell
	Name:	Frank O’Donnell, M.D.
	Title:	CEO and President